Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT is made and entered into as of February 11, 2013 (“Effective Date”), by and between GDG OVERLOOK LLC, a Texas limited liability company (“Seller”), and TRINSIC ACQUISITION COMPANY, LLC, a Delaware limited liability company (“Buyer”).

WHEREAS, Seller is the owner of the Property (as such term is defined below); and

WHEREAS, Seller desires to sell the Property to Buyer, and Buyer desires to purchase the Property from Seller, on the terms and conditions set forth in this Agreement.

1. Definitions. The following terms shall have the following meanings when used in this Agreement:

“Additional Earnest Money Deposit” has the meaning set forth in Section 3.2.

“Agreement” shall mean this Purchase and Sale Agreement, including all exhibits attached hereto; as may be from time to time amended by written amendment hereto signed and delivered by both parties.

“Business Day” shall mean a day other than a Saturday, Sunday or day on which banking institutions in the City of San Antonio, State of Texas are authorized or required by law or executive order to be closed.

“Buyer’s Additional Objections to New Title Matters” has the meaning set forth in Section 6.3.

“Buyer’s Objections” has the meaning set forth in Section 6.1.

“Cash” shall mean United States currency represented by cash in hand, certified or cashier’s check, wire transfer or other readily available funds.

“Closing” or “Close of Escrow” shall mean the consummation of the Transaction, as evidenced by the delivery of all required funds and documents to Escrow Agent.

“Closing Date” shall mean the 30th day after the expiration of the Inspection Period, subject to extension as provided below.

“Seller Submission Matters” has the meaning set forth in Section 6.5.

“Earnest Money Deposit” shall mean the Initial Earnest Money Deposit, the Additional Earnest Money Deposit, and any other funds deposited by Buyer with Escrow Agent as Earnest Money pursuant to this Agreement, together with all accrued interest thereon.

“Escrow” shall mean the escrow created pursuant to the Escrow Instructions, if required, and this Agreement.

“Escrow Agent” shall mean:

Attn:  Dan Lorimer

Senior Vice President

Southwest Commercial Operations

Chicago Title Insurance Company

2828 Routh Street

Suite 800

Dallas, TX 75201

214-965-1662 - direct

214-965-1627 - fax

214-803-1238 - cell

lorimerd@ctt.com

“Escrow Instructions” shall mean the printed form escrow instructions to Escrow Agent, prepared by Escrow Agent, to be executed by Seller and Buyer and delivered to Escrow Agent pursuant to Section 5, if required by Escrow Agent.

“Initial Earnest Money Deposit” has the meaning set forth in Section 3.1(a).

“Inspection” has the meaning set forth in Section 6.5.

“Inspection Period” has the meaning set forth in Section 6.6.

“Opening of Escrow” shall mean the date of delivery to and acceptance by Escrow Agent of a fully executed original of this Agreement.

“Permitted Exceptions” shall mean all matters affecting title to the Property approved, deemed approved or waived by Buyer in accordance with Sections 6.1, 6.2 and 6.3.

“Personal Property” shall mean all of Seller’s right, title and interest, if any, in and to (i) all licenses, permits and other approvals issued by any governmental or quasi-governmental authority pertaining to the Property; (ii) all plans and specifications, engineering and other reports and surveys pertaining to the Property; and (iii) all other items of tangible and intangible personal property used in connection with the Property.

“Property” shall mean an approximately 11.24 acre multi family site located at The Rim, Talavera Ridge, San Antonio, Texas, more particularly described on Exhibit A attached hereto, together with all improvements and fixtures located thereon, and all right, title and interest, if any, of Seller in and to all strips and gores and any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Property, and any real property owned, claimed or fenced by Seller which adjoins the Property, and all right, title, and interest of Seller in and to any unpaid award made or to be made for the taking by condemnation or otherwise, for public or quasi-public use or purpose of such right, title or interest and any unpaid award for damage to any or all of the Property by reason of change of grade of any such street, road or avenue; and all water, air and mineral rights (including any grandfathered groundwater or other groundwater or surface water rights), and all easements, right-of-way, privileges, licenses (written or oral), and all appurtenances thereto; and all Personal Property; together with Seller’s right, title and interest, if any, in and to adjacent streets, alleys, and rights-of-way, all utility capacity, water and water rights, water and sewer taps, sanitary or storm sewer capacity or reservations, rights under utility agreements with any applicable governmental or quasi-governmental entities or agencies with respect to the providing of utility services, development rights, and tenements, hereditaments, privileges, licenses and appurtenances, reversions and remainders in any way belonging, remaining or appertaining to such parcel. The Property shall also include all of Seller’s right, title and interest in and to (i) the engineering plans and reports, architectural plans and reports, soil studies, environmental reports, zoning reports and permits and approvals that relate specifically to the Property, if any, copies of which shall be provided to Buyer along with the other Seller Submission Matters, to the extent in Seller’s actual possession, along with (ii) any pre-paid permit and impact fees and credits, and school credits, if any, all to be conveyed to Buyer at Closing.

“Purchase Price” shall mean the total purchase price to be paid by Buyer for the Property, as set forth in Section 3.

“Survey” has the meaning set forth in Section 6.2.

“Survey Objections” has the meaning set forth in Section 6.2.

“Title Commitment” has the meaning set forth in Section 6.1.

“Title Commitment Update” has the meaning set forth in Section 6.3.

“Title Company” shall mean:

Attn:  Dan Lorimer

Senior Vice President

Southwest Commercial Operations

Chicago Title Insurance Company

2828 Routh Street

Suite 800

Dallas, TX 75201

214-965-1662 -direct

214-965-1627 - fax

214-803-1238 - cell

lorimerd@ctt.com

“Transaction” shall mean the purchase and sale contemplated by this Agreement.

“Updated Survey” has the meaning set forth in Section 6.2.

“Vesting Deed” shall mean that certain Special Warranty Deed dated July 18, 2011, conveying the Property from Fourth Quarter Properties LXII, LP, to Seller.

“1445 Affidavit” (aka “FIRPTA Affidavit”) has the meaning set forth in Section 7.2(b).

2. Definitive Agreement for Purchase and Sale of Property. Seller hereby agrees to sell, assign and convey to Buyer, and Buyer hereby agrees to purchase from Seller, all of Seller’s right, title and interest in and to the Property. Upon full execution, this Agreement shall be a binding agreement between Buyer and Seller for the purchase and sale of the Property on the terms, conditions and provisions set forth in this Agreement. This Agreement supersedes all other written or oral agreements between Buyer and Seller concerning the Transaction.

3. Purchase Price and Method of Payment; Earnest Money. The Purchase Price for the Property payable by Buyer to Seller shall be an amount equal to $5,750,000.00 and shall be payable as follows:

3.1 $25,000.00 (the “Initial Earnest Money Deposit”), in Cash, to be deposited by Buyer with Escrow Agent on or prior to the expiration of three (3) Business Days following the delivery to Escrow Agent of fully executed originals of this Agreement;

3.2 $75,000.00 (the “Additional Earnest Money Deposit”), in Cash, to be deposited by Buyer with Escrow Agent on or prior to the expiration of three (3) Business Days following the expiration of the Inspection Period, if Buyer has not previously terminated/been deemed to have terminated this Agreement; and

3.3 the amount equal to the total Purchase Price less the Earnest Money Deposit to be paid by Buyer to Seller, in Cash, at the Closing.

4. Disposition of Earnest Money Deposit. Seller and Buyer hereby instruct Escrow Agent to place the Earnest Money Deposit in a federally-insured interest-bearing account, subject to immediate withdrawal. Seller and Buyer agree that the Earnest Money Deposit shall be applied as follows and hereby instruct Escrow Agent to apply the Earnest Money Deposit as follows:

4.1 In the event the Transaction is consummated, the Earnest Money Deposit shall be applied against the Purchase Price;

4.2 In the event the Transaction is not consummated due to Seller’s failure to materially perform all of Seller’s obligations under this Agreement or due to Buyer’s cancellation of this Agreement pursuant to the provisions of Section 6 or Section 14 or due to the failure of any of Buyer’s other conditions precedent set forth herein, the Earnest Money Deposit shall be paid and delivered immediately to Buyer; and

4.3 If Buyer does not timely terminate this Agreement pursuant to the provisions of Section 6 or Section 14, then the entire amount of the Earnest Money shall be non-refundable after the expiration of the Inspection Period, except (a) in the event of Seller’s material default or (b) the failure of any master developer of the Property and/or the holder any approval rights under Exhibit “C” of the Vesting Deed to approve Buyer’s plans and specifications for its intended development of the Property (a “Development Disapproval”) provided that Buyer makes a timely and adequate request for such approval prior to the expiration of the Inspection Period. If this Agreement is terminated after the expiration of the Inspection Period pursuant to any provision hereof for reasons other than Seller’s material default or a Development Disapproval, then all of the Earnest Money shall thereupon be remitted to

Seller. In the event the Transaction is not consummated due to Buyer’s failure to materially perform all of Buyer’s obligations under this Agreement, the Earnest Money Deposit shall be paid and delivered to Seller as Seller’s total liquidated damages, Seller and Buyer hereby agreeing that it would be impracticable and extremely difficult to fix the amount of Seller’s actual damages and further agreeing that the Earnest Money Deposit is a reasonable estimate of the amount Seller might be damaged as a result of Buyer’s failure to perform hereunder. These liquidated damages shall constitute Seller’s sole and exclusive remedy.

4.4 Disbursements of Earnest Money. The Escrow Agent shall be authorized to make disbursements of the Earnest Money authorized herein without any further joinder or approval of Seller or Buyer; provided, however, that, if Buyer does not timely terminate this Agreement pursuant to Section 6 or Section 14, then the Escrow Agent shall not thereafter disburse the Earnest Money to either party hereto until and unless either (i) the Escrow Agent has received a notice signed jointly by both parties or a court order directing such disbursement or (ii) the Escrow Agent has received a request for such disbursement signed by one of the parties and has given the other party notice of such request not less than five (5) business days prior to consummating such disbursement, and has not received a written objection thereto from the other party.

5. Escrow Instructions. Within three (3) Business Days of the execution of this Agreement, and if required by Escrow Agent, Seller and Buyer shall execute and deliver the Escrow Instructions to Escrow Agent. In the event of any conflict or inconsistency between any provision of the Escrow Instructions and any provision of this Agreement or any other instrument or document executed or delivered pursuant to this Agreement, the provision of this Agreement or such other instrument or document shall control.

6. Preliminary Title Commitment and Objections; Survey; Title Insurance Policy; Inspection; Seller Submission Matters; Entitlements; Property Conditions.

6.1 Preliminary Title Commitment and Objections. Within ten (10) days after Opening of Escrow, Escrow Agent shall issue and deliver to Buyer and Seller a preliminary title commitment from Title Company with respect to the Property disclosing all matters of record and other matters of which Title Company has knowledge which relate to the title to the Property and Escrow Agent’s and Title Company’s requirements for closing the Escrow and issuing a TLTA extended coverage owner’s policy of title insurance with respect to the Property, together with legible copies of all instruments referred to therein (collectively, the “Title Commitment”). Buyer shall have sixty (60) days from the Opening of Escrow (“Title Review Period”) in which to object, in writing, to any easements, liens, encumbrances or other exceptions or requirements in the Title Commitment (except for real property taxes and assessments not due and payable which may constitute a lien on the Property) (“Buyer’s Objections”). If Buyer fails to object timely, then the Title Commitment shall be conclusively deemed approved by Buyer, and any title encumbrances or exceptions which are set forth in the Title Commitment shall be deemed to be permitted exceptions (the “Permitted Exceptions”) to the status of Seller’s title to the Property, and Buyer shall be deemed to have elected to proceed with the Transaction on the terms and conditions of this Agreement. If Buyer’s Objections are timely made, Seller, within five (5) days after receipt of Buyer’s Objections shall, in Seller’s sole discretion: (i) notify Buyer in writing that Seller will attempt to cure the matters covered by Buyer’s Objections within ten (10) days after Buyer’s receipt of Seller’s notice; or (ii) notify Buyer in writing that Seller elects not to cure Buyer’s Objections (“Seller Title Response”). If Seller fails to timely provide a Seller Title Response hereunder, then Seller shall be deemed to have notified Buyer that Seller is unwilling or unable to cure any such Buyer’s Objections. Notwithstanding anything to the contrary contained in this Agreement, Seller shall pay all monetary liens and encumbrances at or prior to Closing, and Buyer shall have no obligation to object thereto.

6.2 Survey. Within ten (10) days after Opening of Escrow, Seller, at Seller’s expense, shall deliver to Buyer, Seller’s existing survey of the Property (the “Survey”). Buyer may, at Buyer’s sole cost and expense, obtain a further update to the Survey (such new or updated survey, the “Updated Survey”), a copy of which must be provided to Seller. Buyer shall have sixty (60) days from the Opening of Escrow, or thirty (30) days from receipt of any Updated Survey, but in any event no later than the expiration of the Inspection Period (“Survey Review Period”) in which to object, in writing, to the boundaries and legal description of the Property and all easements, encroachments, improvements and other matters shown on the Survey or the Updated Survey (the “Survey Objections”). If Buyer fails to object timely, then the legal description and the boundaries of the Property, the Property’s easements, encroachments, improvements as reflected on the Survey and all other matters reflected on the Survey shall be conclusively deemed approved by Buyer, and Buyer shall be deemed to have elected to proceed with the Transaction on the terms and conditions of this Agreement. If the Survey Objections are timely made, Seller, within five (5) days after receipt of the Survey Objections in writing, shall, in Seller’s sole discretion: (i) notify Buyer that Seller will attempt to cure the matters covered by the Survey Objections within ten (10) days after Buyer’s receipt of Seller’s notice; or (ii) notify Buyer that Seller elects not to cure the Survey Objections (“Seller Survey Response”). If Seller fails to timely provide a Seller Survey Response hereunder, then Seller shall be deemed to have notified Buyer that Seller is unwilling or unable to cure any such Survey Objections.

6.3 Revisions to Title Commitment and Objections. If the Title Commitment is revised or amended by Title Company, Escrow Agent shall deliver to Buyer and Seller the revised commitment or amendment, together with legible copies of all additional instruments referred to therein (collectively, the “Title Commitment Update”). Buyer shall have until the fifth (5th) Business Day following Buyer’s receipt of the Title Commitment Update in which to object, in writing, to any new or additional easements, encumbrances, or other revisions, exceptions or requirements first shown on the Title Commitment Update which were not disclosed by the applicable Title Commitment or a previous Title Commitment Update (collectively, “Buyer’s Additional Objections to New Title Matters”). If Buyer fails to object within the applicable time period, then the condition of title to the Property reflected on the Title Commitment Update shall be conclusively deemed approved by Buyer and Buyer shall be conclusively deemed to have elected to proceed with the Transaction on the terms and conditions of this Agreement. If Buyer’s Additional Objections to New Title Matters are timely made by written notice to Seller, then Seller, within five (5) days after receipt of Buyer’s Additional Objections to New Title Matters, shall, in Seller’s sole discretion, by written notice to Buyer (“Seller Update Response”) either: (a) notify Buyer in writing that Seller will attempt to cure the matters covered by Buyer’s Additional Objections to New Title Matters on or before the earlier of the date ten (10) days after Buyer’s receipt of Seller’s notice or the Close of Escrow; or (b) notify Buyer that unless Buyer waives or is deemed to have waived Buyer’s Additional

Objections to New Title Matters within ten (10) days after receipt of Seller’s Update Response, then this Agreement shall immediately terminate. If Seller fails to timely provide a Seller Update Response hereunder, then Seller shall be deemed to have notified Buyer that Seller is unwilling or unable to cure any such Buyer’s Additional Objections to New Title Matters. If Seller is unable or unwilling to timely cure the matters covered by Buyer’s Additional Objections to New Title Matters upon terms acceptable to Buyer in Buyer’s sole and absolute discretion, prior to the applicable deadline, then Buyer shall notify Seller (“Buyer Reply/ Election Notice”) within ten (10) days from receipt of Seller’s Update Response, that Buyer either (i) waives such of Buyer’s Additional Objections to New Title Matters as Seller shall have been unable or unwilling to cure or (ii) terminates this Agreement pursuant to this Section 6.3. If Buyer does not provide its election notice timely, then Buyer shall be conclusively deemed to have waived such uncured Buyer’s Additional Objections to New Title Matters, and the Title Commitment Update shall be conclusively deemed approved by Buyer, Buyer shall be deemed to have elected to proceed with the Transaction on the terms and conditions of this Agreement.

6.4 Title Insurance Policy. At the Close of Escrow, Title Company shall commit to issue to and in favor of Buyer a TLTA extended coverage owner’s policy of title insurance with respect to the Property in the amount of the Purchase Price, effective on the date of the Close of Escrow, insuring fee simple title to the Property in Buyer subject only to the Permitted Exceptions and together with such endorsements as Buyer may reasonably request. The expenses of obtaining the Title Policy shall be paid by Seller and Buyer as hereinafter provided.

6.5 Inspection. Buyer, at Buyer’s sole cost and expense (with the reasonable cooperation of Seller, provided such cooperation by Seller shall be at Buyer’s sole cost and expense, if any) has the right to inspect, test, analyze, study and evaluate the Property, otherwise investigate the feasibility and desirability of acquiring the Property from Seller and complete any studies of the Property as Buyer may desire (collectively and individually, “Inspection”), including environmental assessments. Seller shall provide to Buyer, within seven (7) days after the Opening of Escrow, the following (the “Seller Submission Matters”) if and to the extent, in each instance, in Seller’s actual possession:

i.	copies of all environmental, geotechnical, soil, water, inspection, utilities, drainage, topographical, traffic, and engineering studies, investigations, assessments or reports pertaining to or affecting the Property or any portion theroef;

ii.	copies of all easements, declarations, covenants, conditions, restrictions, architectural or design guidelines, or property owner association information pertaining to or affecting the Property or any portion theroef;

iii.	copies of all water, storm water or sanitary sewer capacity letters pertaining to or affecting the Property or any portion theroef;

iv.	copies of ad valorem and personal property 2011 and 2012 tax statements pertaining to the Property or any portion thereof;

v.	copies of all leases, development agreements, or other agreements or contracts, including warranties and guaranties, pertaining to or affecting the Property or any portion thereof;

vi.	copies of all governmental licenses and permits issued with respect to the Property or any portion thereof, including specifically, without limitation, variances, special or conditional use permits;

vii.	copies of all zoning information regarding the Property or any portion thereof, including zoning studies and zoning opinion letters;

viii.	a list of all pending litigation or proceeding (public or private) which relates to the Property or any portion thereof, identifying the general nature of such litigation and the legal counsel representing Seller in same;

ix.	copies of all architectural, engineering, and other plans and specifications for any proposed improvements on the Property or any portion thereof;

x.	a rent roll for the Property (if applicable) and a copy of operating statements for the Property for 2011, 2012 and current year-to-date; and

xi.	copies of all boundary surveys, topographical surveys, title surveys, site plans, development plans, plats, preliminary plats, and similar information.

Seller hereby grants to Buyer and Buyer’s agents, employees and contractors a non-exclusive right and license to enter upon the Property to conduct the Inspection. Upon completion of each Inspection, Buyer shall restore the property inspected to its condition prior to the Inspection, at Buyer’s sole cost and expense. Buyer hereby indemnifies and defends Seller against, and agrees to hold Seller harmless for, from and against all claims, costs, fees (including witness and attorneys’ fees), expenses, loss, damage and liability of any kind that may be asserted against or incurred by Seller as a result of the Inspection; which obligations shall survive Closing and any termination of this Agreement; provided, however, the indemnity shall not extend (a) to protect Seller from any pre-existing liabilities for matters merely discovered by Buyer (i.e., latent environmental contamination) or (b) to the extent any claims, costs, fees, expenses, loss, damage or liability are attributable to the action or inaction of Seller or its agents or employees.

Return of Seller Submission Matters and Reports. Confidential Information: In undertaking any inspection hereunder, Buyer will treat, and will cause any representative of Buyer to treat, all information obtained by Buyer pursuant to the terms of this Section as strictly confidential. Buyer acknowledges that the Seller Submission Matters have been delivered to and received by Buyer solely to assist Buyer in determining the feasibility of purchasing the Property. Prior to Closing, Buyer shall not use the Seller Submission Matters for any purpose other than as set forth in the preceding sentence. Buyer shall not disclose the contents to any person other than (i) to those persons who are responsible for determining the feasibility of Buyer’s acquisition of the Property and who have agreed to preserve the confidentiality of such information as required hereby (collectively, “Permitted Outside Parties”), and (ii) to any governmental authority whose review and/or approval of Buyer’s proposed development and use of the Property is sought.

No Representations as to the Seller Submission Matters: Buyer acknowledges that, except as expressly set forth in this Agreement, Seller has not made and does not make any warranty or representation regarding the truth, accuracy or completeness of the Seller Submission Matters or the source(s) thereof. Seller expressly disclaims any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the Seller Submission Matters, or in any other written or oral communications transmitted or made available to Buyer. Buyer shall rely solely upon its own investigation with respect to the Property, including, without limitation, the Property’s physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Seller Submission Matters and are providing the Seller Submission Matters solely as an accommodation to Buyer. Return of Seller Submission Matters: In the event the Transaction is not consummated in accordance with the provisions hereof, then within five (5) Business Days of the termination hereof, Buyer shall return to Seller the originals and any copies of the Seller Submission Matters. Reports: As additional consideration for the transaction contemplated herein, Buyer shall provide to Seller, immediately following the termination of this Agreement, and as a condition to any return of the Earnest Money Deposit to Buyer, copies of all third party reports, investigations and studies, surveys, any additional architectural, engineering, and other plans and specifications for any proposed improvements on the Property, other than economic analyses (collectively, the “Reports” and, individually, a “Report”) prepared for Buyer in connection with its due diligence review of the Property, including, without limitation, any and all Reports involving structural or geological conditions, environmental, hazardous waste or hazardous substances contamination of the Property, if any; provided however that (i) Buyer’s obligation to provide copies to Seller is subject to any customary confidentiality agreements covering those Reports customarily imposed by the preparer of such Report(s), and (ii) Buyer is not obligated to spend more than a nominal amount for copying and postage as part of its delivery (and delivery by email or similar electronic means may be acceptable to Seller). The Reports shall be delivered to Seller without any representation or warranty as to the completeness or accuracy of the Reports or any other matter relating thereto. Buyer’s obligation to return the Seller Submission Matters and to deliver the Reports to Seller shall survive the termination of this Agreement.

6.6 Inspection Period. Buyer shall have until 5:00 p.m., San Antonio, Texas time on the ninetieth (90th) day after the Opening of Escrow (the “Inspection Period”) in which to determine if the Property is acceptable to Buyer. . If Buyer determines that Buyer, in its sole discretion, desires to proceed with the Transaction on and subject to the other terms and conditions of this Agreement, Buyer, in writing to Seller, given prior to the expiration of the Inspection Period, shall so notify Seller and the Title Company (“Buyer Go Forward Notice”). If Buyer fails to deliver such notice prior to the expiration of the Inspection Period, then this Agreement shall be deemed to have been terminated, and in such case, the Earnest Money (other than the Independent Consideration, defined in Section 38, below) shall be immediately returned to Buyer.

6.7 Entitlements.

(a) [Intentionally Deleted].

(b) Buyer, at Buyer’s cost and expense, may cause applicable governmental authorities to grant and adopt any other site plan and other permits and approvals for Buyer’s proposed development and use of the Property as may be required by Buyer (provided that the same shall not encumber the Property or be binding on Seller prior to Closing). Seller shall reasonably cooperate with Buyer (at no expense to Seller) with respect to any such other approvals and the applications for the same (provided that the same shall not encumber the Property or be binding on Seller prior to Closing).

6.8 Property Conditions.

(a) Outstanding Third Party Service Provider Fees. Seller acknowledges that certain third parties (as set forth below, the “Third Party Service Providers”) have allegedly provided professional services to Seller in connection with Seller’s intended development of the Property and that Seller may owe such Third Party Service Providers the alleged approximate amounts set forth below (the “Outstanding Third Party Service Provider Fees”). As a material condition to Closing, and notwithstanding anything to the contrary set forth in this Agreement, Seller hereby agrees (i) to pay the amounts due, if any, respecting the Outstanding Third Party Service Provider Fees to the applicable Third Party Service Providers at or before Closing, (ii) to obtain a written agreement in a form reasonable satisfactory to Buyer from each Third Party Service Provider that the amount(s) due respecting the applicable Outstanding Third Party Service Provider Fee has been paid in full or otherwise satisfied, and that such Third Party Service Provider waives any and all claims against the Property, and (iii) to indemnify, defend and hold harmless Buyer from and against any claim by any Third Party Service Provider in connection with the Outstanding Third Party Service Provider Fees. Notwithstanding anything in this Agreement to the contrary, the survival of the foregoing indemnification shall not be limited in time.

Third Party Service Provider	Outstanding Third Party Service Provider Fee
Archon Architects	$2,000.00
Pape Dawson	$27,605.32
Valhalla	$159,974.48
Cunningham & Allen	$30,975.00

(b) Conditional Repurchase Option. Pursuant to that certain Special Warranty Deed dated July 18, 2011, from Fourth Quarter Properties LXII, LP, to Seller, the Property is encumbered by a conditional repurchase option (the “Conditional Repurchase Option”) that arises in the event the owner of the Property fails to commence construction of certain improvements within thirty (30) months of the date of such Special Warranty Deed or fails to apply for its initially required permits within twenty-four (24) months following the date of such Special Warranty Deed. As a material condition to Closing, Seller hereby agrees to cause the holder of such Conditional Repurchase Option to execute a written agreement, in a recordable form, in which the foregoing deadlines are each extended by a period of twelve (12) months.

7. Closing.

7.1 Time and Place. The Closing shall take place at 2:00 p.m., San Antonio, Texas time on the Closing Date in the offices of Escrow Agent. Buyer may extend the Closing Date for one (1) additional period as set forth below by notifying Seller and the Title Company in writing no later than three (3) Business Days prior to the then scheduled date for Closing and depositing with Title Company on or prior to the then scheduled date for Closing an additional Earnest Money Deposit as set forth below:

Extension	Length of Extension	Additional Earnest Money Deposit
1	thirty (30) days	$25,000.00

7.2 Seller’s Closing Deliveries. At the Closing, Seller shall deliver to Escrow Agent:

(a) Special Warranty Deed in the form of Exhibit B, fully executed and properly acknowledged by Seller, conveying to Buyer the Property;

(b) Affidavit in a form and having the substance mutually acceptable to Buyer and Seller, fully executed and properly acknowledged by Seller, as required by Internal Revenue Code Section 1445(b)(2) (the “1445 Affidavit”);

(c) A Bill of Sale in the form of Exhibit C, fully executed by Seller, assigning and transferring to Buyer all of Seller’s right, title and interest in and to the Personal Property;

(d) Written confirmation in form and substance reasonably acceptable to Buyer of the termination of all leases (if any) and any other agreement allowing for possession of any portion of the Property, if any, other than the Permitted Exceptions (as defined herein);

(e) Certificate executed by Seller stating that, as of the Closing Date, each of Seller’s representations and warranties set forth herein is true and correct in all material respects, to the extent of Seller’s knowledge (as defined herein), pursuant to the provisions and qualifications set forth in Section 8 of this Agreement;

(f) Seller will transfer to Buyer, any and all utility capacity that Seller may have respecting the Property, plus any credits to impact fees previously paid or available to Seller through any master development plan, if and to the extent held by Seller only; the foregoing without warranty as to the sufficiency or amount thereof as relates to Buyer’s intended use of the Property;

(g) Originals or, if originals are not available, true and correct copies of all Seller Submission Matters;

(h) Such other funds, instruments or documents as may be reasonably requested by Escrow Agent or reasonably necessary to effect or carry out the purposes of this Agreement;

(i) A written agreement from each of the Third Party Service Providers, as set forth in Section 6.8(a)(ii) of this Agreement; and

(j) A written agreement in recordable form relating to the extension of certain deadlines in connection with the Conditional Repurchase Option, as set forth in Section 6.8(b) of this Agreement.

7.3 Buyer’s Closing Deliveries. At the Closing, Buyer shall deliver to Escrow Agent:

(a) The funds required pursuant to Sections 3, 7.5 and 7.6 of this Agreement; and

(b) Such other funds, instruments or documents as may be reasonably requested by Escrow Agent, or necessary, to effect or carry out the purposes of this Agreement.

(c) [Reserved].

7.4 Escrow Agent’s Duties. At the Closing, Escrow Agent shall: (i) record the Special Warranty Deed in the Official Real Property Records; (ii) disburse all funds in accordance with a settlement statement completed in accordance with this Agreement and approved by Buyer and Seller; (iii) deliver the Bill of Sale and 1445 Affidavit to Buyer; and (iv) do such other items requested by Buyer and Seller, in writing, consistent with this Agreement.

7.5 Prorations. All real and personal property taxes for the Property and the Personal Property for the current calendar year and all charges for water, sewer, electricity and other utility services furnished to the Property (which shall be prorated outside of Escrow) shall be prorated on and as of the Closing Date. Seller shall transfer to Buyer all utility capacity, park fee credits, permit fee credits, impact fee credits, TCEQ fee credits and thoroughfare fee credits owned by Seller, if any, at the Close of Escrow. All rollback taxes and special assessments for the Property for the time period prior to the Closing Date shall be paid by Seller in full at the Close of Escrow, and Seller indemnifies and agrees to defend and hold harmless Buyer of and from any rollback taxes and special assessments for the Property for the time period prior to the Closing Date, which obligation shall survive the Closing. All prorations shall be final as of the Closing Date. If any portion of the Property is a portion of a larger tax parcel, the real property taxes and assessments shall be allocated based on the square footage of the Property and the total square footage of the tax parcel; provided, however, that any taxes or assessments for improvements not located within the Property but located within the tax parcel shall not be allocated to the Property.

7.6 Closing Costs. Except as expressly provided in this Agreement, each party shall bear its own costs and expenses (including attorneys’ fees) in connection with its negotiation, due diligence investigation and conduct of the Transaction. Escrow fees shall be divided equally between the parties. Seller shall pay the premium costs of a standard basic owner’s policy of title insurance for the Property, without any endorsements, and the costs, if any, for the Existing Survey. Buyer shall pay any additional premiums charged by Escrow Agent for an extended coverage owner’s policy of title insurance for the Property, for any Updated Survey, and for any endorsements requested by Buyer and any mortgagee policy obtained by Buyer (including, without limitation, the additional premium for modifying the printed survey exception, if requested by Buyer). All other costs associated with the closing of the Transaction shall be borne by the parties in accordance with custom in the county where the Property is located, as determined by Escrow Agent, unless otherwise specified in this Agreement.

7.7 Possession. Seller shall deliver sole and exclusive possession of the Property to Buyer immediately after the Close of Escrow, subject to the Permitted Exceptions.

8. Seller’s Representations and Warranties; AS IS. Seller hereby represents, warrants and covenants to Buyer that:

8.1 Organization and Standing. Seller is duly organized, validly existing, in good standing in the state of its formation and qualified to do business in the State of Texas and has full power and authority to enter into this Agreement and complete the Transaction.

8.2 Binding Agreement. The acceptance and performance of the terms and provisions of this Agreement have been duly authorized and approved by all necessary parties. Upon Seller’s execution and delivery of this Agreement, this Agreement shall be binding and enforceable against Seller in accordance with its terms, and upon Seller’s execution of the additional documents contemplated by this Agreement, they shall be binding and enforceable against Seller in accordance with their terms.

8.3 Consents. Neither the execution or delivery of this Agreement nor the consummation of the Transaction is subject to any requirement that Seller obtain any consent, approval or authorization of, or make any declaration or filing with, any governmental authority or third party which has not been obtained or which, in any case or in the aggregate, if not obtained or made would render such execution, delivery or consummation illegal or invalid, or would constitute a default under, result in the creation of any lien, charge or encumbrance upon the Property or the Personal Property.

8.4 Litigation. There is no litigation, arbitration or administrative proceeding pending, nor to the actual knowledge of Seller, threatened against Seller with respect to the Property, the Personal Property or this Agreement, nor is there any basis known to Seller for any such action or proceeding, other than with respect to the pending litigation and claims asserted by Cunningham & Allen (the “Pending Litigation”). Seller hereby indemnifies and defends Buyer against, and agrees to hold Buyer harmless for, from and against all claims, costs, fees (including witness and attorneys’ fees), expenses, loss, damage and liability of any kind that may be asserted against or incurred by Buyer as a result of or in connection with the Pending Litigation. Notwithstanding anything in this Agreement to the contrary, the survival of the foregoing indemnification shall not be limited in time.

8.5 Conflict. Neither the execution of this Agreement, the consummation of the transactions hereby contemplated, nor the fulfillment of the terms hereof, will conflict with or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, any agreement or instrument to which Seller is, or is asserted to be, a party affecting the Property or to which the Property is subject or any applicable laws or regulations of any governmental body having jurisdiction.

8.6 Prior Agreement. Seller has not committed nor obligated itself in any manner whatsoever to sell the Property or any portion thereof to any party other than Buyer, other than pursuant to that certain Conditional Repurchase Option, set forth in that certain Special Warranty Deed dated July 18, 2011 from Fourth Quarter Properties LXII, LP, to Seller. Seller has not hypothecated or assigned the rents or income for the Property in any manner.

8.7 Attachment. There are no attachments, executions or assignments for the benefit of creditors, receiverships, conservatorship or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief law which have been filed by Seller or are pending in current judicial or administrative proceedings against Seller, other than with respect to the pending litigation and claims asserted by Cunningham & Allen.

8.8 Impact Fee Credits; Assessments. To Seller’s knowledge, there are no impact fee credits available with respect to the Property, other than as may be set forth in the Seller Submission Matters. Except for any assessments or costs that may be imposed on the development of the Property and except for any taxes or assessments which may hereafter be levied on the Property due to a change in usage or ownership Seller has received no written notice of any pending or contemplated special assessments with respect to the Property and has no knowledge of any pending or being contemplated. Seller has received no written request from any governmental entity with regard to dedication of the Property or any part thereof and has no knowledge of any donations or payments to or for schools, parks, fire departments or any other public entity which are required to be made by the owner of the Property other than as set forth in the ad valorem tax bills or public utility bills applicable to the Property.

8.9 Leases. There are no leases or tenancies in effect with respect to the Property and, to Seller’s actual knowledge, there are no parties in possession of any portion of the Property as lessees or tenants or otherwise. If at any time prior to Closing there are any parties in possession of any portion of the Property as lessees or tenants or otherwise, Seller shall cause any lease or other agreement with such parties to be terminated prior to the Closing Date and shall cause such parties to vacate the Property prior to the Closing Date. Seller’s termination of any lease or agreement allowing for possession of any portion of the Property shall be at Seller’s sole expense and shall not impose any cost, obligation, encumbrance, or liability upon the Property or upon Buyer. Further, Seller agrees to pay all liabilities arising under any lease or agreement allowing for possession of any portion of the Property, whether arising by virtue of termination of same or otherwise, which obligation shall survive the Closing.

8.10 Contracts for Services. Except as otherwise provided in the Seller Submission Matters, there are no contracts for services, supplies or materials affecting the use, operation or management of the Property.

8.11 Environmental. To Seller’s current actual knowledge, and except as disclosed in the information provided by the Seller to the Buyer, the Property has not been the site of any activity that would violate any past or present environmental law or regulation of any governmental body or agency having jurisdiction over the Property. Specifically, but without limitation, to Seller’s current actual knowledge, (1) solid waste, petroleum, or petroleum products have not been handled or stored on the Property such that they may have leaked or spilled onto the Property or contaminated the Property, (2) there is no on-site contamination resulting from activities on the Property or adjacent tracts, and (3) the Property contains no “hazardous materials” which shall mean any petroleum products, flammables, explosives, radioactive materials, asbestos, radon, or other hazardous waste including without limitation substances defined as “hazardous substances”, “hazardous materials”, or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Hazardous Materials Transportation Act; and the Resources Conversation and Recovery Act, and any other material or substance whose use, storage, or disposal is regulated by law.

8.12 Violations. To Seller’s current, actual knowledge, the Property does not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property. Seller has no current, actual information or knowledge of any change contemplated in any applicable laws or any judicial or administrative action, or any significant adverse fact or condition relating to the Property which has not been disclosed in writing to Buyer by Seller.

8.13 OFAC. Seller (a) is not a U.S. Publicly-Traded Entity, (b) is not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (c) is not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States. None of the funds or other assets of Seller constitute property of, or are beneficially owned, directly or indirectly, by any Seller Embargoed Person (as hereinafter defined). Seller has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties in this Section 8.13 remain true and correct at all times. Seller also shall require, and shall take reasonable measures to ensure compliance with the requirement, that no person who owns any other direct interest in Seller is or shall be listed on any of the Lists or is or shall be a Seller Embargoed Person. This Section 8.13 shall not apply to any person to the extent that such person’s interest in Seller is through a U.S. Publicly-Traded Entity. The term “Seller Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Seller is prohibited by law or Seller is in violation of law. As used in this Agreement, “U.S. Publicly-Traded Entity” means a person (other than an individual) whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a person.

8.14 Outstanding Third Party Service Provider Fees. To Seller’s knowledge, there are no Outstanding Third Party Service Provider Fees other than those set forth in Section 6.8 hereof.

8.15 Definitions of “Knowledge” and “Belief.” When reference is made in this Section 8 to Seller’s “knowledge” or “belief” or “awareness”, such terms shall include only the actual knowledge and belief of Gary Gilmore, a representative of Seller who would have knowledge of the subject matter of the representations and warranties of Seller herein, and shall not be deemed to imply that Seller, or Mr. Gilmore has conducted any inquiry or investigation with respect to the subject matter of any representation or warranty which is so qualified. Seller acknowledges that Buyer has relied and will rely on the representations and warranties of Seller in executing this Agreement, and Seller, during the term of this Agreement, agrees to notify Buyer promptly in the event of any material change affecting any of such representations and warranties. All of Seller’s warranties and representations shall be qualified and modified as appropriate by any such additional information provided by Seller to Buyer and by any contrary information resulting from any inspection or investigation made by or on behalf of Buyer. All of Seller’s representations and warranties, as so qualified and modified, shall survive Closing to the extent, and only to the extent, specified in Section 25 hereof.

9. Buyer’s Representations and Warranties. Buyer hereby represents, warrants and covenants to Seller that:

9.1 Organization and Standing. Buyer is a limited liability company, duly organized and validly existing, and has full power and authority to enter into this Agreement and complete the Transaction.

9.2 Binding Agreement. The acceptance of the terms and provisions of this Agreement and, as of the expiration of the Inspection Period, the performance thereof, have, or will have, been duly authorized and approved by all necessary parties. Upon execution and delivery of this Agreement by Buyer, this Agreement shall be binding and enforceable against Buyer in accordance with its terms, and upon execution and delivery of the additional documents contemplated by this Agreement by Buyer, they shall be binding and enforceable against Buyer in accordance with their terms.

9.3 OFAC. Buyer (a) is not a U.S. Publicly-Traded Entity, (b) is not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other List, and (c) is not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States. None of the funds or other assets of Buyer constitute property of, or are beneficially owned, directly or indirectly, by any Buyer Embargoed Person (as hereinafter defined). Buyer has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties in this Section 9.3 remain true and correct at all times. Buyer also shall require, and shall take reasonable measures to ensure compliance with the requirement, that no person who owns any other direct interest in Buyer is or shall be listed on any of the Lists or is or shall be a Buyer Embargoed Person. This Section 9.3 shall not apply to any person to the extent that such person’s interest in Buyer is through a U.S. Publicly-Traded Entity. The term “Buyer Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Buyer is prohibited by law or Buyer is in violation of law.

10. Condition Precedent; Survival of Representations and Warranties; Disclaimer.

10.1 Condition Precedent; Survival of Representations and Warranties. The truth, in all material respects, of the representations and warranties set forth in Section 8 on and as of the date hereof and on and as of the Close of Escrow shall be a condition precedent to Buyer’s obligations to purchase the Property and otherwise perform under this Agreement. For the avoidance of doubt, Seller and Buyer acknowledge and agree that any material qualification or modification to any of Seller’s warranties and/or representations from and after the expiration of the Inspection Period shall be considered a failure by Seller to perform its obligations under this Agreement, if such failure remains uncured for five (5) days, and shall entitle Buyer to any and all remedies afforded under Section 15.1 of this Agreement. All representations and warranties by Seller set forth in this Agreement shall survive the execution and delivery of this Agreement, the recordation of the Special Warranty Deed and the Close of Escrow for a period of 6 months. All claims for breach of representation and warranty shall be made in writing and any action for enforcement thereof commenced prior to the expiration of such 6-month period.

10.2 Disclaimer. Buyer acknowledges and agrees that, except as set forth herein or in the documents executed and delivered by Seller to Buyer at Closing, Buyer is acquiring the Property in its “AS IS” condition, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED. Except as set forth herein or in the documents executed and delivered by Seller to Buyer at Closing, neither Seller nor any agents, representatives, or employees of Seller have made any representations or warranties, direct or indirect, oral or written, express or implied, to Buyer or any agents, representatives, or employees of Buyer with respect to the Property, including, without limitation, the physical condition of the Property or the Personal Property. Seller expressly disclaims and negates, as to the Property: (i) any implied or express warranty of merchantability; (ii) any implied or express warranty of fitness for a particular purpose; and (iii) any implied warranty with respect to the condition of the Property, the past or projected financial condition of the Property (including, without limitation, the income or expenses thereof) or the uses permitted on, the development requirements for, or any other matter or thing relating to all or any portion of the Property. Except as set forth herein or in the documents executed and delivered by Seller to Buyer at Closing, Seller makes no warranty, representation or covenant with respect to any of the foregoing. NOTWITHSTANDING ANYTHING STATED TO THE CONTRARY IN THIS AGREEMENT, THE DISCLAIMERS PROVIDED FOR IN THIS SECTION 10.2 SHALL NOT APPLY TO OR PREVENT ANY CLAIMS OF FRAUD OR WILLFUL MISREPRESENTATION ON THE PART OF SELLER, THIRD PARTY TORT CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE ALLEGED TO HAVE OCCURRED DURING SELLER’S PERIOD OF OWNERSHIP OR CLAIMS ARISING FROM A BREACH OF THE REPRESENTATIONS, WARRANTIES OR OBLIGATIONS OF SELLER UNDER THIS AGREEMENT OR THE DOCUMENTS EXECUTED AND DELIVERED BY SELLER TO BUYER AT CLOSING THAT SURVIVE THE CLOSING. The provisions of this Section 10.2 shall survive the cancellation or termination of this Agreement and shall survive the Close of Escrow.

11. Covenants. From and after the date of this Agreement and until Closing or any termination or cancellation of this Agreement, Seller, without the prior written consent of Buyer, shall not (i) [reserved]; (ii) grant a lien, pledge, encumbrance, security interest, option, right of first refusal, charge, license, right of way, dedication or easement against or across the Property which will not be released or removed prior to Close of Escrow; (iii) enter into any maintenance, management or service contracts for the Property which will remain in force and effect after the Closing; (iv) terminate any liability or hazard insurance for the Property prior to Close of Escrow; or (v) commit or permit to be committed any intentional waste to the Property. Seller shall promptly furnish Buyer with any notice concerning the Property that Seller receives from any appraisal district, taxing authority or other governmental entity. Nothing herein contained shall preclude Seller from entering into a contract or agreement for the sale, transfer or conveyance, exchange, encumbrance or other disposition of all or any portion of the Property, provided such is expressly contingent to and expressly subordinate to Buyer’s rights hereunder (a “Back-Up Contract”).

12. Broker’s Commission. Concerning any brokerage commission, Seller and Buyer agree as follows:

12.1 Seller and Buyer warrant, each to the other, that they have not dealt with any finder, broker or realtor in connection with the Transaction other than Tom Flood and Mark Johnson whom will be paid by Seller pursuant to separate agreement.

12.2 Seller shall and does hereby indemnify Buyer against, and agrees to hold Buyer harmless for and from any claim, demand or suit for any brokerage commission, finder’s fee or similar charge in respect of the execution of this Agreement or the Transaction based on any act by or agreement or contract with Seller, and for all losses, obligations, costs, expenses and fees (including attorneys’ fees) incurred by Buyer on account of or arising from any such claim, demand or suit.

12.3 Buyer shall and does hereby indemnify Seller against, and agrees to hold Seller harmless for and from any claim, demand or suit for any brokerage commission, finder’s fee or similar charge in respect of the execution of this Agreement or the Transaction based on any agreement or contract with Buyer, and for all losses, obligations, costs, expenses and fees (including reasonable attorneys’ fees) incurred by Seller on account of or arising from any such claim, demand or suit.

The provisions of this Section 12 shall survive the Closing Date and the delivery of the Special Warranty Deed.

13. Assignment. Buyer may assign this Agreement or any of its rights under this Agreement to any person or entity in which Buyer or its affiliates hold an equity or ownership interest or to any person or entity for which Buyer (or an affiliate) provides investment or management services without Seller’s consent; provided the assignee of Buyer shall assume all obligations of Buyer hereunder, Buyer shall remain primarily liable for the performance of Buyer’s obligations hereunder, and such assignment by Buyer does not delay the Closing. Seller may not assign this Agreement or any of its rights under this Agreement to any person, partnership, corporation or other entity other than pursuant to Section 35.

14. Risk of Loss. In the event of any material loss, contamination, damage or taking of the Property or any portion thereof prior to the Close of Escrow, Buyer may, within 10

Business Days after Buyer receives notice of such loss, contamination, damage or taking, or prior to Close of Escrow, whichever occurs first, cancel this Agreement. In the alternative, Buyer may attempt to negotiate an appropriate downward adjustment of the Purchase Price. If Seller and Buyer cannot agree upon such a downward adjustment within a reasonable period (not to exceed ten (10) Business Days from the date Buyer receives notice of the loss, damage, contamination or taking or Close of Escrow), Buyer may cancel this Agreement. If (i) Buyer waives any such loss, damage or taking and proceeds to consummate the Transaction or (ii) the loss, damage or taking is not material, the Transaction shall continue as set forth in this Agreement, then Seller, at the Close of Escrow and as a condition precedent thereto, shall pay to Buyer or apply against the Purchase Price the amount of any insurance or condemnation proceeds attributable thereto which have been received by Seller, and assign to Buyer as of the Close of Escrow all rights or claims to such proceeds payable thereafter. For purposes of this Section, a loss, damage, contamination or taking shall be deemed material if it results in the permanent loss of use of 5% or more of the square footage of the Property, or results in potential loss in value of more than 5% of the Purchase Price. The Closing Date shall be extended as necessary to permit Buyer and Seller to comply with this Section 14.

15. Remedies.

15.1 Buyer’s Remedies. If Seller fails to perform any of Seller’s obligations under this Agreement and such failure continues for five (5) days after Seller’s receipt of written notice from Buyer, then Buyer may, as Buyer’s sole remedies for such failure, pursue any one of the following: (i) waive such failure and proceed to consummate the Transaction (provided that in no event shall Buyer have the right to waive any of Seller’s conditions precedent hereunder); (ii) obtain specific performance of this Agreement; provided, however, that any such action for specific performance must be instituted, if at all, within ninety (90) days after Buyer became aware of such breach or alleged breach by Seller and, if such action is not so instituted within such period of time, then Buyer shall be deemed conclusively to have waived the right to institute such action and to have elected to pursue the other remedies provided hereinabove; (iii) if and only if, specific performance is not available to Buyer as a result of a breach by Seller hereunder, recover damages in the amount of its out of pocket costs reasonably and actually incurred in connection herewith due to such failure of Seller to perform hereunder; provided that in any such instance the amount of recovery shall be and is hereby expressly limited to $250,000.00 (“Damage Cap”); or (iv) cancel this Agreement and receive a return of the Earnest Money Deposit.

15.2 Seller’s Remedies. If Buyer fails to perform any of Buyer’s obligations under this Agreement and such failure continues for five (5) days after Buyer’s receipt of written notice from Seller, then Seller shall as its sole and exclusive remedy be entitled to cancel this Agreement and retain the Earnest Money Deposit in accordance with Section 4, as Seller’s agreed and total liquidated damages. Seller and Buyer agree that actual damages would be difficult to calculate and that the earnest money deposit is a reasonable estimate of the damages Seller will incur in the event of a default by buyer. In no event shall Seller be entitled to recover any other monetary damages against Buyer due to any such failure of Buyer to perform hereunder.

16. Cancellation. If this Agreement is to be cancelled pursuant to the provisions hereof, such cancellation shall be effected by the canceling party giving written notice of the cancellation to the other party and Escrow Agent. Upon such cancellation, Escrow Agent shall dispose of the Earnest Money Deposit in accordance with Section 4 and return all documents deposited in the Escrow to the party who supplied the documents. Upon such delivery of money and documents, this Agreement and the Escrow shall be deemed cancelled and terminated, and except as expressly provided herein, neither party shall have any further obligations hereunder.

17. Attorneys’ Fees. If there is any litigation between Seller and Buyer to enforce or interpret any provisions hereof or rights arising hereunder, the unsuccessful party in such litigation, as determined by the court, shall pay to the successful party, as determined by the court, all costs and expenses, including but not limited to reasonable attorneys’ fees incurred by the successful party, such fees to be determined by the court sitting without a jury.

18. Notices. Except as otherwise required by law, any notice given in connection with the Transaction shall be in writing and shall be given by personal delivery, overnight courier service, telecopy, electronic mail or United States certified or registered mail, return receipt requested, postage prepaid, addressed to Seller or Buyer at the addresses set forth below (or at such other address as Seller or Buyer or the person receiving copies may designate in writing). Notice shall be deemed to have been received (i) on the date on which notice is delivered, if notice is given by personal delivery, telecopy or electronic mail, (ii) on the day after the delivery to the overnight courier service, if such a service is used, or (iii) on the earlier of actual receipt or the third day after deposit in the mail, if mailed.

Seller:	GDG OVERLOOK LLC
Attention: Gary Gilmore
4514 Travis St., STE 320
Dallas, TX 75205
Telephone: 214 750 1221
Fax No.: 214 750 4701
E-mail: gary@gilmoredavis.com

Further Attention: Barry Davis
4514 Travis Street, Suite 320
Dallas, Texas 75205
Telephone: 214 750 1221
Fax No.: 214 750 4701barry@gilmoredavis.com

with a copy to:

Randy P Marx, Attorney
The Marx Firm @Lincoln Centre III
5430 LBJ Freeway, Suite 1200
Dallas, Texas 75240-2639
214.360.9343 Office/Direct
972.663.9459 Office/Reception
214.405.5120 Cell

214.292.8818 Fax
randy@themarxfirm.com www.themarxfirm.com
(Counsel to Seller)

Buyer:	Trinsic Acquisition Company, LLC
3100 Monticello Avenue, Suite 900
Dallas, Texas 75205
Attention: Adam Brown
Telephone: (214) 462-7190
Fax No.: (214) 468-4114
E-mail: ABrown@trinsicres.com
(Buyer)

with a copy to:	Stutzman, Bromberg, Esserman & Plifka,
A Professional Corporation
2323 Bryan Street, Suite 2200
Dallas, Texas 75201
Attn: John J. Reoch
Telephone: (214) 969-4900
Fax No.: (214) 969-4999
E-mail: reoch@sbep-law.com
(Counsel to Buyer)

Escrow Agent:	Attn: Dan Lorimer
Senior Vice President
Southwest Commercial Operations
Chicago Title Insurance Company
2828 Routh Street
Suite 800
Dallas, TX 75201
214-965-1662 - direct
214-965-1627 - fax
214-803-1238 - cell lorimerd@ctt.com

19. [Reserved].

20. [Reserved].

21. Escrow Cancellation Charges. If the Escrow fails to close because of Seller’s default, Seller shall be liable for any cancellation charges by Escrow Agent. If the Escrow fails to close because of Buyer’s default, Buyer shall be liable for any cancellation charges by Escrow Agent. If the Escrow fails to close for any other reason, Seller and Buyer each shall be liable for one-half of any cancellation charges.

22. Additional Acts. The parties agree to execute promptly such other documents and perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement.

23. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

24. Time of Essence. Time is of the essence of this Agreement. However, if this Agreement requires any act to be done or action to be taken on a date that is not a Business Day, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding Business Day.

25. Waiver. The waiver by any party hereto of any right granted to it hereunder shall not be deemed to be a waiver of any other right granted hereunder, nor shall the same be deemed to be a waiver of a subsequent right obtained by reason of the continuation of any matter previously waived.

26. Survival. All of the covenants, agreements, representations and warranties set forth in this Agreement shall survive the Closing for a period of 6 months, and shall not merge into any deed, assignment or other instrument executed or delivered pursuant hereto. All claims for breach of any covenants, agreements, representations and warranties must be made in writing during such 6-month period or shall be deemed waived.

27. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

28. Successors and Assigns. Subject to Section 13 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

29. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the matters set forth herein as of the date hereof; it supersedes all prior oral or written agreements of the parties as to the matters set forth herein; and it cannot be altered or amended except pursuant to an instrument in writing, signed by each of the parties hereto.

30. Construction. This Agreement is the result of negotiations between the parties, neither of whom has acted under any duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions hereof shall be construed in accordance with their usual and customary meanings. Seller and Buyer hereby waive the application of any rule of law which otherwise would be applicable in connection with the construction of this Agreement that ambiguous or conflicting terms or provisions should be construed against the party who (or whose attorney) prepared the executed Agreement or any earlier draft of the same.

31. Interpretation. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection herewith or in furtherance hereof, including any exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this

Agreement, which shall be deemed to prevail and control. If, pursuant to this Agreement, any date indicated herein falls on an official United States Holiday or a Saturday or Sunday, the date so indicated shall mean the next business day following such date. All parties to this Agreement and their counsel have reviewed and revised or requested revisions to this Agreement, and the usual rule of construction that any ambiguities are to be resolved against the drafting party will not apply to the construction or interpretation of this Agreement or any amendments hereof.

32. Headings. The headings in this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

33. No Third Party Beneficiary. No term or provision of this Agreement or the exhibits hereto is intended to be, nor shall any such term or provision be construed to be, for the benefit of any person, firm, corporation or other entity not a party hereto (including, without limitation, any broker), and no such other person, firm, corporation or entity shall have any right or cause of action hereunder.

34. Severability. If any provision of this Agreement or any portion of any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not alter the remaining portion of such provision, or any other provision hereof, as each provision of this Agreement shall be deemed severable from all other provisions hereof.

35. Incorporation by Reference. All exhibits to this Agreement are fully incorporated herein as though set forth herein in full.

36. Tax Deferred Exchange. Buyer agrees to cooperate with Seller to qualify the transfer of the Property as a like kind exchange of property under Section 1031 of the Internal Revenue Code of 1986, as amended, provided that: (a) the exchange shall in no way hinder or delay Closing; (b) Buyer shall not be required to take title to any property other than the Property; (c) Seller shall indemnify and pay all costs, fees and expenses related to the exchange; (d) Buyer shall have no obligation with respect to the exchange except to cooperate with Seller; and (e) Seller shall hold harmless Buyer from all costs, expenses and liabilities arising from the exchange or the effectiveness of the exchange.

37. Risk of Loss. Seller shall bear the risk of loss with respect to the Property until the Closing.

38. Exculpated Parties. Notwithstanding anything to the contrary contained in this Agreement, none of the directors, officers, shareholders, members, managers, partners, employees, contractors or agents of Seller, Buyer or their constituent parties nor any other person, partnership, corporation, company, or trust, as principal of Seller or Buyer, whether disclosed or undisclosed (collectively, the “Exculpated Parties”) shall have any personal obligation or liability hereunder, and neither Seller nor Buyer shall not seek to assert any claim or enforce any of its rights hereunder against any Exculpated Party. The provisions of this Section shall survive the termination or the Closing of this Agreement.

39. Independent Consideration. A portion of the Earnest Money Deposit in the amount of $100.00 (the “Independent Consideration”) shall be non-refundable and shall be distributed to Seller at Closing or other termination of this Agreement as full payment and independent consideration for Seller’s performance under this Agreement and for the rights granted to Buyer hereunder. Any refund or delivery of the Earnest Money Deposit to Buyer pursuant to this Agreement shall be less the Independent Consideration which shall simultaneously be distributed to Seller.

40. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

40. No Recordation. Neither Seller nor Buyer shall record this Agreement or memorandum thereof in or among the land or chattel records of any jurisdiction.

SIGNATURES ON FOLLOWING PAGES

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

GDG OVERLOOK LLC, a Texas limited liability company

By:	/s/ Gary Gilmore
	Name:	Gary Gilmore
	Title:	Manager
Signed the 8 day of February, 2013.

BUYER:

TRINSIC ACQUISITION COMPANY, LLC, a Delaware limited liability company

By:	/s/ Adam Brown
	Name:	Adam Brown
	Title:	Vice President
Signed the 11 day of February, 2013.

RECEIPT OF PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement are accepted and received, and the Escrow is opened as of February 11, 2013 (“Open of Escrow”).

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

A

By:	/s/ Joycelyn Armstrong
	Name:	Joycelyn Armstrong
	Title:	Commercial Escrow Officer

RECEIPT OF INITIAL EARNEST MONEY DEPOSIT

The Escrow Instructions, and the Initial Earnest Money Deposit are accepted and received as of February 12, 2013.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

A

By:	/s/ Joycelyn Armstrong
	Name:	Joycelyn Armstrong
	Title:	Commercial Escrow Officer

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT B

SPECIAL WARRANTY DEED

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT C

BILL OF SALE

[Omitted as not necessary to an understanding of the Agreement]

Re:	The Rim
Talavera Ridge
San Antonio, Texas

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of May 13, 2013 (the “1A Effective Date”), by and between GDG OVERLOOK LLC, a Texas limited liability company (“Seller”), and TRINSIC ACQUISITION COMPANY, LLC a Delaware limited liability company (“Buyer”).

R E C I T A L S:

A. Seller and Buyer have entered into that certain Purchase and Sale Agreement dated as of February 11, 2013 (the “Agreement”), pursuant to which Seller agreed to sell that certain property more particularly described in the Agreement (collectively, the “Property”), subject, however, to the terms set forth in the Agreement. Unless otherwise defined herein, all initially capitalized terms have the meanings assigned to such terms in the Agreement.

B. Seller and Buyer have agreed to further modify the Agreement in certain respects, all as more particularly set forth in this Amendment.

NOW THEREFORE, for and in consideration of the recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties do hereby agree as follows:

1. Inspection Period. Notwithstanding anything in the Agreement to the contrary, effective as of the 1A Effective Date, the Inspection Period is hereby deemed to expire at 5:00 p.m., San Antonio, Texas, time on June 12, 2013.

2. Additional Earnest Money Deposit. Effective as of the 1A Effective Date, the Additional Earnest Money Deposit, as defined in Section 3.2 of the Agreement, is hereby increased from $75,000.00 to $100,000.00.

3. Closing. Effective as of the 1A Effective Date, Section 7.1 of the Agreement is hereby amended and restated in its entirety as follows:

7.1 Time and Place. The Closing shall take place at 2:00 P.M. San Antonio, Texas, time on the Closing Date in the offices of Escrow Agent. Buyer may extend the Closing Date for three (3) additional periods as set forth below by notifying Seller and the Title Company in writing no later than three (3) Business Days prior to the then scheduled date for Closing and depositing with Title Company prior to the then scheduled date for Closing an additional Earnest Money Deposit as set forth below; provided, however that the additional Earnest Money Deposit for the second and third extensions set forth below shall not be applied to the Purchase Price but, for the avoidance of doubt, shall be refundable to Buyer pursuant to Section 15.1(iv) of this Agreement.

Extension	Length of Extension	Additional Earnest Money Deposit	Additional Extension Fee
1	thirty (30) days	$25,000.00	$0.00
2	thirty (30) days	$0.00	$15,000.00
3	thirty (30) days	$0.00	$15,000.00

4. Miscellaneous. The Agreement, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect. This Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together will constitute one instrument. Each party may rely upon a facsimile or “pdf” counterpart of this Amendment signed by the other party with the same effect as if such party had received an original counterpart signed by such other party.

[Signatures appear on next page.]

IN WITNESS WHEREOF, this Amendment has been executed as of (but not necessarily on) the date and year first above written.

SELLER:

GDG OVERLOOK LLC, a Texas limited liability company

By:	/s/ Gary Gilmore
	Name:	Gary Gilmore
	Title:	Member

Date:	5-13-13

BUYER:

TRINSIC ACQUISITION COMPANY, LLC, a Delaware limited liability company

By:	/s/ Adam Brown
	Name:	Adam Brown
	Title:	VP

Date:	5-13-13

Re:	The Rim
Talavera Ridge
San Antonio, Texas

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of June 12, 2013 (the “2A Effective Date”), by and between GDG OVERLOOK LLC, a Texas limited liability company (“Seller”), and TRINSIC ACQUISITION COMPANY, LLC a Delaware limited liability company (“Buyer”).

R E C I T A L S:

A. Seller and Buyer have entered into that certain Purchase and Sale Agreement dated as of February 11, 2013 (as amended from time to time, the “Agreement”), pursuant to which Seller agreed to sell that certain property more particularly described in the Agreement (collectively, the “Property”), subject, however, to the terms set forth in the Agreement. Unless otherwise defined herein, all initially capitalized terms have the meanings assigned to such terms in the Agreement.

B. Seller and Buyer have agreed to further modify the Agreement in certain respects, all as more particularly set forth in this Amendment.

NOW THEREFORE, for and in consideration of the recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties do hereby agree as follows:

1. Inspection Period. Notwithstanding anything in the Agreement to the contrary, effective as of the 2A Effective Date, the Inspection Period is hereby deemed to expire at 5:00 p.m., San Antonio, Texas, time on June 21, 2013.

2. Miscellaneous. The Agreement, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect. This Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together will constitute one instrument. Each party may rely upon a facsimile or “pdf” counterpart of this Amendment signed by the other party with the same effect as if such party had received an original counterpart signed by such other party.

[Signatures appear on next page.]

IN WITNESS WHEREOF, this Amendment has been executed as of (but not necessarily on) the date and year first above written.

SELLER:

GDG OVERLOOK LLC, a Texas limited liability company

By:	/s/ Gary Gilmore
	Name:	Gary Gilmore
	Title:	Member

BUYER:

TRINSIC ACQUISITION COMPANY, LLC, a Delaware limited liability company

By:	/s/ Brian J. Tusa
	Name:	Brian J. Tusa
	Title:	Managing Member

Re:	The Rim
Talavera Ridge
San Antonio, Texas

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of June 20, 2013 (the “3A Effective Date”), by and between GDG OVERLOOK LLC, a Texas limited liability company (“Seller”), and TRINSIC ACQUISITION COMPANY, LLC a Delaware limited liability company (“Buyer”).

R E C I T A L S:

A. Seller and Buyer have entered into that certain Purchase and Sale Agreement dated as of February 11, 2013 (as amended from time to time, the “Agreement”), pursuant to which Seller agreed to sell that certain property more particularly described in the Agreement (collectively, the “Property”), subject, however, to the terms set forth in the Agreement. Unless otherwise defined herein, all initially capitalized terms have the meanings assigned to such terms in the Agreement.

B. Seller and Buyer have agreed to further modify the Agreement in certain respects, all as more particularly set forth in this Amendment.

NOW THEREFORE, for and in consideration of the recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties do hereby agree as follows:

1. Inspection Period. Notwithstanding anything in the Agreement to the contrary, effective as of the 3A Effective Date, the Inspection Period is hereby deemed to expire at 5:00 p.m., San Antonio, Texas, time on June 28, 2013.

2. Miscellaneous. The Agreement, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect. This Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together will constitute one instrument. Each party may rely upon a facsimile or “pdf” counterpart of this Amendment signed by the other party with the same effect as if such party had received an original counterpart signed by such other party.

[Signatures appear on next page.]

IN WITNESS WHEREOF, this Amendment has been executed as of (but not necessarily on) the date and year first above written.

SELLER:

GDG OVERLOOK LLC, a Texas limited liability company

By:	/s/ Gary Gilmore
	Name:	Gary Gilmore
	Title:	Member

BUYER:

TRINSIC ACQUISITION COMPANY, LLC, a Delaware limited liability company

By:	/s/ Gregory A. Jones
	Name:	Gregory A. Jones
	Title:	Vice President

Re:	The Rim
Talavera Ridge
San Antonio, Texas

FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of June 28, 2013 (the “4A Effective Date”), by and between GDG OVERLOOK LLC, a Texas limited liability company (“Seller”), and TRINSIC ACQUISITION COMPANY, LLC a Delaware limited liability company (“Buyer”).

R E C I T A L S:

A. Seller and Buyer have entered into that certain Purchase and Sale Agreement dated as of February 11, 2013 (as amended from time to time, the “Agreement”), pursuant to which Seller agreed to sell that certain property more particularly described in the Agreement (collectively, the “Property”), subject, however, to the terms set forth in the Agreement. Unless otherwise defined herein, all initially capitalized terms have the meanings assigned to such terms in the Agreement.

B. Seller and Buyer have agreed to further modify the Agreement in certain respects, all as more particularly set forth in this Amendment.

NOW THEREFORE, for and in consideration of the recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties do hereby agree as follows:

1. Earnest Money.

A. Notwithstanding anything in the Agreement to the contrary, Buyer hereby agrees, contemporaneously with Buyer’s execution of this Amendment, to deposit the sum of $78,000.00 with Escrow Agent, as an additional Earnest Money Deposit (the “4A Additional Earnest Money Deposit”). Notwithstanding anything to the contrary in the Agreement or this Amendment, Seller and Buyer acknowledge and agree that Escrow Agent shall release the 4A Additional Earnest Money Deposit and the Initial Earnest Money Deposit (a total of $103,000.00) immediately upon receipt of Buyer’s confirmation to Escrow Agent that the Release Condition (defined below) has been satisfied. The release of the 4A Additional Earnest Money Deposit and the Initial Earnest Money Deposit shall be performed as follows: $100,000.00 shall be released to Thomas Land, pursuant to wire instructions to be provided by such person, and $3,000.00 shall be released to Edward Pierce Properties, pursuant to wire instructions to be provided by such entity. Following such release, neither Seller nor Buyer shall have any claim against each other with respect to the Initial Earnest Money Deposit or the 4A Earnest Money Deposit, notwithstanding any failure to perform or default by such other party under the Agreement; provided, however, that Seller and Buyer expressly acknowledge and agree that the amount of both the Initial Earnest Money Deposit and the 4A Additional Earnest Money Deposit shall be applied against the Purchase Price at Closing. For the purpose of this Amendment, the “Release Condition” shall mean and refer to, collectively, (i) the delivery of a fully executed First Amendment to Deed Restrictions presently under negotiation by and between Fourth Quarter Properties LXII, LP, a Georgia limited partnership (“Fourth Quarter”) and Seller, relating to the Property, in a form satisfactory to Buyer in its sole discretion, and (ii) the delivery of fully executed amendments to certain easements encumbering the Property as of the 4A Effective Date, in forms satisfactory to Buyer in its sole discretion.

B. Seller and Buyer hereby acknowledge and agree that, effective as of the 4A Effective Date, (i) Buyer shall have no further obligation to deposit with Escrow Agent the Additional Earnest Money Deposit, as defined in Section 3.2 of the Agreement, and (ii) Seller shall have no claim to the Additional Earnest Money Deposit, notwithstanding any default or failure to perform by Buyer under the Agreement.

2. Inspection Period. Notwithstanding anything in the Agreement to the contrary, effective as of the 4A Effective Date, the Inspection Period is hereby deemed to expire at 5:00 p.m., San Antonio, Texas, time, on the date each of Seller and Buyer have confirmed to Escrow Agent that the Release Condition has been satisfied.

3. Closing. Effective as of the 4A Effective Date, Section 7.1 of the Agreement is hereby amended and restated in its entirety as follows:

7.1 Time and Place. The Closing shall take place at 2:00 P.M. San Antonio, Texas, time on the Closing Date in the offices of Escrow Agent. Buyer may extend the Closing Date for four (4) additional periods as set forth below by notifying Seller and the Title Company in writing no later than three (3) Business Days prior to the then scheduled date for Closing and depositing with Title Company prior to the then scheduled date for Closing an additional Earnest Money Deposit (each, a “Closing Earnest Money Deposit”) as set forth below; provided, however that notwithstanding anything in this Agreement to the contrary, (a) the additional Earnest Money Deposit for the second and third extensions set forth below shall not be applied to the Purchase Price but, for the avoidance of doubt, shall be refundable to Buyer pursuant to Section 15.1(iv) of this Agreement; and (b) $15,000.00 of the fourth extension set forth below shall not be applied to the Purchase Price, but, for the avoidance of doubt, shall be refundable to Buyer pursuant to Section 15.1(iv) of this Agreement.

Extension	Length of Extension	Closing Earnest Money Deposit
1	thirty (30) days	$25,000.00
2	thirty (30) days	$15,000.00
3	thirty (30) days	$15,000.00
4	thirty (30) days	$100,000.00

4. Miscellaneous. The Agreement, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect. This Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together will constitute one instrument. Each party may rely upon a facsimile or “pdf” counterpart of this Amendment signed by the other party with the same effect as if such party had received an original counterpart signed by such other party.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed as of (but not necessarily on) the date and year first above written.

SELLER:

GDG OVERLOOK LLC, a Texas limited liability company

By:	/s/ Gary Gilmore
	Name:	Gary Gilmore
	Title:	Member

BUYER:

TRINSIC ACQUISITION COMPANY, LLC, a Delaware limited liability company

By:	/s/ S. Joseph Barrett
	Name:	S. Joseph Barrett
	Title:	Vice President

Re:	The Rim
Talavera Ridge
San Antonio, Texas

FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of September 16, 2013 (the “5A Effective Date”), by and between GDG OVERLOOK LLC, a Texas limited liability company (“Seller”), and TRINSIC ACQUISITION COMPANY, LLC a Delaware limited liability company (“Buyer”).

R E C I T A L S:

A. Seller and Buyer have entered into that certain Purchase and Sale Agreement dated as of February 11, 2013, as amended from time to time (as amended, the “Agreement”), pursuant to which Seller agreed to sell that certain property more particularly described in the Agreement (collectively, the “Property”), subject, however, to the terms set forth in the Agreement. Unless otherwise defined herein, all initially capitalized terms have the meanings assigned to such terms in the Agreement.

B. Seller and Buyer have agreed to further modify the Agreement in certain respects, all as more particularly set forth in this Amendment.

NOW THEREFORE, for and in consideration of the recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties do hereby agree as follows:

1.	Earnest Money. Paragraph 1A of the Fourth Amendment to Purchase and Sale Agreement dated as of June 28, 2013 (the “4A”) between Seller and Buyer is deleted and the following is inserted in lieu thereof:

A. Pursuant to the 4A, Buyer deposited the sum of $78,000.00 with Escrow Agent, as an additional Earnest Money Deposit (the “4A Additional Earnest Money Deposit”). Contemporaneously with Buyer’s execution of this Amendment, Buyer agrees to deposit the sum of $32,000.00 with Escrow Agent, as an additional Earnest Money Deposit (the “5A Additional Earnest Money Deposit”).

Notwithstanding anything to the contrary in the Agreement or this Amendment, Seller and Buyer acknowledge and agree that Escrow Agent shall release the 5A Additional Earnest Money Deposit, the 4A Additional Earnest Money Deposit and the Initial Earnest Money Deposit (a total of $135,000.00) immediately to Seller when the Revised Release Condition (defined below) has been satisfied. Following such release, neither Seller nor Buyer shall have any claim against each other with respect to the 5A Additional Earnest Money Deposit, the 4A Additional Earnest Money Deposit or the Initial Earnest Money, notwithstanding the right to receive the Earnest Money Deposit under Section 15 of the Agreement or otherwise, due to any failure to perform or default by such other party under the Agreement; provided, however, that Seller and Buyer expressly acknowledge and agree that the amounts of the 5A Additional Earnest Money Deposit, the 4A Additional Earnest Money Deposit and the Initial Earnest Money Deposit shall be applied against the Purchase Price at Closing.

For the purpose of this Amendment, the “Revised Release Condition” shall mean and refer to (i) the delivery to the Escrow Agent of a recordable, fully executed termination and full release of the Repurchase Option contained in the Special Warranty Deed (as defined below) by Fourth Quarter Properties LXII, LP, a Georgia limited partnership (“Fourth Quarter”), and Seller, relating to the Property, in the form attached hereto as Exhibit A, and (ii) delivery to Buyer of proof satisfactory to Buyer that the Escrow Agent on behalf of Seller has delivered $135,000 to Fourth Quarter. “Repurchase Option contained in the Special Warranty Deed” means Section B. Conditional Repurchase Option contained in Exhibit C, entitled Deed Restrictions, to the Special Warranty Deed dated July 18, 2011 from Fourth Quarter to Seller recorded in Book 15049, Page 197 of the Real Property Records of Bexar County, Texas.

B. Seller and Buyer hereby confirm that (i) Buyer shall have no further obligation to deposit with Escrow Agent the Additional Earnest Money Deposit of $100,000, as defined in Section 3.2 of the Agreement, and (ii) Seller shall have no claim to such Additional Earnest Money Deposit, notwithstanding the right to receive the Earnest Money Deposit under Section 15 of the Agreement or otherwise, due to any default or failure to perform by Buyer under the Agreement.

2. Inspection Period. Notwithstanding anything in the Agreement to the contrary, effective as of the 5A Effective Date, the Inspection Period is hereby deemed to expire at 5:00 p.m., San Antonio, Texas, time, on the date that the Escrow Agent confirms that the Revised Release Condition has been satisfied. Upon satisfaction of the Revised Release Condition, this Amendment shall constitute and be deemed as Buyer’s Go Forward Notice, pursuant to Section 6.6 of the Agreement.

3. Closing. Effective as of the 5A Effective Date, Section 7.1 of the Agreement is hereby amended and restated in its entirety as follows:

7.1 Time and Place. The Closing shall take place at 2:00 P.M. San Antonio, Texas, time on the Closing Date in the offices of Escrow Agent. Buyer may extend the Closing Date for four (4) additional periods as set forth below by notifying Seller and the Title Company in writing no later than three (3) Business Days prior to the then scheduled date for Closing and depositing with Title Company prior to the then scheduled date for Closing an additional Earnest Money Deposit (each, a “Closing Earnest Money Deposit”) as set forth below; provided, however that notwithstanding anything in this Agreement to the contrary, (a) the Closing Earnest Money Deposit for the second and third extensions set forth below shall not be applied to the Purchase Price but, for the avoidance of doubt, shall be refundable to Buyer pursuant to Section 15.1(iv) of this Agreement, and (b) $15,000.00 of the fourth extension set forth below shall not be applied to the Purchase Price, but, for the avoidance of doubt, shall be refundable to Buyer pursuant to Section 15.1(iv) of this Agreement.

Extension	Length of Extension	Closing Earnest Money Deposit	Amount Applicable	Amount Not Applicable
1	thirty (30) days	$25,000.00	$25,000.00
2	thirty (30) days	$15,000.00		$15,000.00
3	thirty (30) days	$15,000.00		$15,000.00
4	thirty (30) days	$100,000.00	$85,000.00	$15,000.00

4. Miscellaneous. The Agreement, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect. This Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together will constitute one instrument. Each party may rely upon a facsimile or “pdf” counterpart of this Amendment signed by the other party with the same effect as if such party had received an original counterpart signed by such other party.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed as of (but not necessarily on) the date and year first above written.

SELLER:

GDG OVERLOOK LLC, a Texas limited liability company

By:	/s/ Gary Gilmore
	Name:	Gary Gilmore
	Title:	Member

BUYER:

TRINSIC ACQUISITION COMPANY, LLC, a Delaware limited liability company

By:	/s/ Adam Brown
	Name:	Adam Brown
	Title:	Vice President

Exhibit A

First Amendment to Deed Restrictions

[Omitted as not necessary to an understanding of the Agreement]